SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                             May 28, 2007

PROTOKINETIX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Suite 1500-885 West Georgia Street
Vancouver, British Columbia
V6C 3E8
(Address of principal executive offices)

604-687-9887
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 28, 2007, Dr. John Todd resigned from his positions as a President, Chief Executive Officer, Chief Financial Officer and Director of ProtoKinetix, Inc. (the “Corporation”).  Mr. Todd’s resignation was not because of any disagreements with the Corporation on matters relating to its operations, policies, disclosures and/or practices.

On May 28, 2007, Dr. John Todd accepted his appointment to the non-executive position of Director of Scientific Affairs.

On May 28, 2007, our board of directors nominated Mr. Mark L. Baum, Esq. as Director of the Corporation

On May 28, 2007, our board of directors appointed Mr. Mark L. Baum, Esq. to the positions of interim President and Chief Executive Officer of the Corporation.

Mark L. Baum, Esq.

Mr. Baum is our interim President, interim Chief Executive Officer and one of our Directors. He is not a full time employee and has other outside commitments. In 2002, Mr. Baum founded Business Consulting Group Unlimited, Inc., a Southern California-based merchant banking firm. Mr. Baum is a licensed attorney in the State of California and the principal attorney for The Baum Law Firm, P.C. a firm which he founded in 1998 and has been operating on an ongoing basis. Mr. Baum has more than 11 years experience in creating, financing and growing development stage enterprises in a variety of industries. Mr. Baum has participated in numerous public spin-offs, venture fundings, private-to-public mergers, corporate restructurings, asset acquisitions and asset divestitures. Mr. Baum’s law practice focuses on securities laws and related issues for small-cap and micro-cap publicly reporting companies.

Section 9 – Financial Statements and Exhibits

    Item 9.01                      Financial Statements and Exhibits.

(c)  Exhibits.

Number	Description

99.1	Resignation letter of Dr. John Todd

99.2	Press Release headlined: “ProtoKinetix Board of Directors Forms Executive Search Committee”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROTOKINETIX, INC.
/s/	Mark L. Baum, Esq. ______________
By:	Mark L. Baum, Esq.
Its:	President and Chief Executive Officer